Exhibit 99.1

                [CFS Bancorp, Inc. Letterhead]


July 24, 2003
FOR IMMEDIATE RELEASE

CONTACT: Thomas F. Prisby, Chairman of the Board and Chief Executive Officer 219-836-5500

       CFS Bancorp, Inc. Announces Second Quarter Results

     MUNSTER, IN - July 24, 2003 - CFS Bancorp, Inc. (NASDAQ:
CITZ) ("Company"), the parent holding company for Citizens Financial Services, FSB ("Bank"), today reported second quarter net income of $698,000 or $0.06 per diluted share. Year to date net income for 2003 totaled $1.4 million or $0.12 per diluted share. This compares to net income of $2.0 million or $0.16 per diluted share for the second quarter of 2002 and net income of $3.5 million or $0.28 per diluted share for the six months ended June 30, 2002.

     Net interest income for the second quarter of 2003 was $6.5 million compared to $9.2 million for the second quarter of 2002. Net interest income for the first six months of 2003 was $13.3 million compared to $17.1 million for the same period in 2002.

     Interest income for the second quarter of 2003 was $17.7 million compared to $22.1 million for the second quarter of 2002. Interest income for the first six months of 2003 was $36.3 million compared to $44.1 million for the first six months of 2002. The primary reason for the decreases in the 2003 periods was the significant decline in the average yield on interest-earning assets, particularly securities. When comparing the second quarter of 2003 to the second quarter of 2002, the average yield on securities decreased by 332 basis points; comparing the first six months of 2003 to the first six months of 2002, the average yield on securities decreased by 305 basis points. This decline is attributed primarily to the accelerated amortization of premiums on mortgage-backed securities resulting from the unprecedented high level of mortgage refinances due to historically low interest rate levels.

     Interest expense for the three months ended June 30, 2003 was $11.2 million compared to $13.0 million for the same periods in 2002. Interest expense for the six months ended June 30, 2003 was $23.0 million compared to $27.0 million for the six months ended June 30, 2002. The decreases in the three and six months ended June 30, 2003 compared to the same periods in 2002 were the result of lower average balances and lower rates of interest paid on savings accounts, which were partially offset by higher average balances on checking and money market accounts.

     The Company's provision for loan losses for the three months ended June 30, 2003 was $509,000 compared to $350,000 for the three months ended June 30, 2002. The provision for loan losses for the six months ended June 30, 2003 was $987,000 compared to $550,000 for the six months ended June 30, 2002. The provisions for loan losses for the three months ended June 30, 2003 compared to the three months ended June 30, 2002 and the six months ended June 30, 2003 compared to the same period in 2002 reflect an increase in the level of commercial real estate and multi-family loans in the loan portfolio in 2003 when compared to 2002. The

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CFS Bancorp, Inc. - Page 2 of 6

Company recognizes that the strategy of shifting the loan portfolio to be more bank-like could result in increased losses and has been increasing its loss provisions accordingly.

     Non-interest income for the three months ended June 30, 2003 was $2.6 million compared to $2.5 million for the three months ended June 30, 2002 and amounted to $4.9 million for the six months ended June 30, 2003 compared to $4.7 million for the same period in 2002. The increases in non-interest income in both the three and six month periods of 2003 compared to 2002 reflected increases in fee income which was partially offset by reductions in both gains on the sale of securities and commissions on insurance and investments. The combined decrease in insurance and investment commissions was $462,000 for the three months ended June 30, 2003 when compared to the three months ended June 30, 2002 and $886,000 for the six months ended June 30, 2003 when compared to the same period in 2002. The decrease in insurance and investment commissions reflects the sale of the insurance agency assets in December 2002 and the outsourcing of the sale of investment products in August 2002. However, reductions in non-interest expense from the changes to insurance and investment activities have offset this reduction in non-interest income.

     Non-interest expense was $7.7 million for the three months ended June 30, 2003 compared to $8.5 million for three months ended June 30, 2002. Non-interest expense was $15.2 million for the first six months of 2003 compared to $16.2 million for the same period in 2002. For both the three months and the six months ended June 30, 2003, compared to the same periods in 2002, decreases resulted primarily from decreases in compensation and employee benefits due to changes in the method of delivering investment products and the sale of the insurance agency's assets, previously described.

     Income tax expense for the three months ended June 30, 2003 was $258,000 or 27.0 percent of income before income taxes compared to $859,000 or 30.2 percent of income before income taxes for the three months ended June 30, 2002. For the six months ended June 30, 2003 income tax expense was $571,000 or
29.7 percent of income before income taxes compared to $1.5 million or 30.0 percent for the same period in 2002. The decline in the Company's effective tax rate was due to implementation of various tax strategies over the past few years. The Company estimates that its effective rate for the remainder of 2003 will be approximately 29.0 percent.

     Chairman and CEO Thomas F. Prisby stated, "The current rate environment continues to impact the bank's ability to improve net interest margin and earnings.

     "The Mortgage Bankers' Association Refinancing Index posted record highs during the quarter, and our mortgages and mortgage-backed securities portfolio were not immune to these historically high levels of prepayments. The resultant liquidity and accelerated amortization of investment premiums drastically impacted this quarter's earnings. However, loan commitments remain high and we plan to continue to prudently reinvest this cash primarily into originations of additional commercial loans."

     CFS Bancorp, Inc. is the parent of Citizens Financial
Services, FSB, a $1.6 billion asset federal savings bank.
Citizens Financial Services provides community banking services and operates 20 offices throughout adjoining markets in Chicago's
Southland and Northwest Indiana. The Company's stock trades on the Nasdaq National Stock Market under the symbol "CITZ."

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CFS Bancorp, Inc. - Page 3 of 6

     This press release contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include but are not limited to statements regarding the positive net earnings effects of various tax strategies, anticipated future opportunities for use of liquidity, prepayment and refinancing trends, restructuring of the loan portfolio and fixed-income portfolio, increased emphasis on business banking and commercial lending, continued demand for commercial loans and sustainable loan commitment levels, Federal Reserve Board interest rate cuts and the interest rate environment, the sale of the insurance agency assets, the consolidation and relocation of branch offices, and outsourcing of the investment services function. In addition, the words "anticipate," "believe," "estimate," "expect," "indicate," "intent," "should," and similar expressions, or the negative thereof, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. One or more of these risks may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.


                            #   #   #






          SELECTED CONSOLIDATED FINANCIAL DATA FOLLOWS.

CFS Bancorp, Inc. - Page 4 of 6

                        CFS BANCORP, INC.
         Consolidated Statements of Financial Condition
                     (Dollars in thousands)

                                                            June 30, 2003   December 31, 2002
                                                            -------------   -----------------
                                                             (Unaudited)
ASSETS
Cash and amounts due from depository institutions               $15,942           $30,312
Interest-bearing deposits                                        85,805           105,479
Federal funds sold                                              108,887            74,350
       Cash and cash equivalents                                210,634           210,141

Investment securities available-for-sale                         61,794            39,064
Mortgage-backed securities available-for-sale                   201,261           296,638
Mortgage-backed securities held-to-maturity
  (fair value 2003 - $21,397; 2002 - $21,977)                    20,153            21,402
Loans receivable, net                                           971,303           930,348
Investment in Federal Home Loan Bank stock, at cost              26,117            25,780
Office properties and equipment                                  12,601            13,835
Accrued interest receivable                                       6,026             6,597
Real estate owned                                                   286               893
Investment in Bank-owned life insurance                          31,738            31,009
Prepaid expenses and other assets                                 9,827             9,055
       Total assets                                          $1,551,740        $1,584,762
                                                             ----------        ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                       $923,299          $954,222
Borrowed money                                                  449,377           449,431
Advance payments by borrowers for taxes and insurance             6,934             4,410
Other liabilities                                                18,089            16,037
          Total liabilities                                   1,397,699         1,424,100

Stockholders' Equity:
   Preferred stock, $.01 par value:
     Authorized shares - 15,000,000
     Issued and outstanding shares - 0
       at June 30, 2003 and December 31, 2002
   Common stock, $.01 par value:
     Authorized shares - 85,000,000
     Issued shares - 23,423,306
       at June 30, 2003 and December 31, 2002
     Outstanding shares - 12,142,948 and 12,674,597
       at June 30, 2003 and December 31, 2002, respectively         234               234
   Additional paid-in capital                                   189,605           189,786
   Retained earnings, substantially restricted                  106,515           107,598
   Treasury stock, at cost:  11,280,358 and 10,748,709 shares
     at June 30, 2003, and December 31, 2002, respectively     (133,373)         (125,650)
   Unearned common stock acquired by ESOP                        (8,356)           (8,356)
   Unearned common stock acquired by RRP                         (1,525)           (2,827)
   Accumulated other comprehensive income (loss), net of tax        941              (123)
                                                                                  -------
     Total stockholders' equity                                 154,041           160,662

          Total liabilities and stockholders' equity         $1,551,740        $1,584,762
                                                             ==========        ==========

CFS Bancorp, Inc. - Page 5 of 6

                                  CFS BANCORP, INC.
                          Consolidated Statements of Income
                    (Dollars in thousands, except per share data)
                                     (Unaudited)

                                                 Three Months Ended June 30,  Six Months Ended June 30,
                                                 ---------------------------  -------------------------
                                                      2003          2002          2003         2002
                                                      ----          ----          ----         ----
Interest income:
  Loans                                             $14,974       $15,748       $30,214      $31,336
  Mortgage-related securities                         1,385         4,696         3,432        9,362
  Other investment securities                           433           523           902          856
  Other                                                 891         1,161         1,738        2,552
                                                        ---         -----         -----        -----
    Total interest income                            17,683        22,128        36,286       44,106
                                                     ======        ======        ======       ======

Interest expense:
  Deposits                                            4,539         6,097         9,764       13,312
  Borrowings                                          6,672         6,881        13,272       13,679
                                                      -----         -----        ------       ------
    Total interest expense                           11,211        12,978        23,036       26,991
    Net interest income before
    provision for losses on loans                     6,472         9,150        13,250       17,115
Provision for losses on loans                           509           350           987          550
    Net interest income after                           ---           ---           ---          ---
    provision for losses on loans                     5,963         8,800        12,263       16,565


Non-interest income:
  Loan fees                                             452           290           813          695
  Fees on deposit accounts                            1,292           909         2,409        1,447
  Insurance commissions                                  --           376            --          664
  Investment commissions                                192           278           318          540
  Gain (loss) on sale of available-for-sale
    investment securities - net                          (1)           24            (1)         271
  Net gain on sale of office properties                  24            --            24           --
  Income from Bank-owned life insurance                 367           392           729          740
  Other income                                          322           225           606          383
                                                        ---           ---           ---          ---
    Total non-interest income                         2,648         2,494         4,898        4,740


Non-interest expense:
  Compensation and employee benefits                  4,427         5,094         8,866        10,090
  Net occupancy expense                                 578           616         1,200         1,211
  Furniture and equipment expense                       480           476           957           938
  Federal deposit insurance premiums                     51            42            93            86
  Data processing                                       465           584           894           936
  Marketing                                             227           253           426           411
  Other general and administrative expenses           1,427         1,387         2,802         2,566
                                                      -----         -----         -----         -----
    Total non-interest expense                        7,655         8,452        15,238        16,238


Income before income taxes                              956         2,842         1,923         5,067
Income tax expense                                      258           859           571         1,520
                                                        ---           ---           ---         -----
    Net income                                         $698        $1,983        $1,352        $3,547
                                                        ===         =====         =====         =====
Per share data:
  Basic earnings per share                            $0.06         $0.16         $0.12         $0.29
  Diluted earnings per share                           0.06          0.16          0.12          0.28
  Cash dividends declared per share                    0.11          0.10          0.22          0.20
  Weighted average shares outstanding            11,256,183    12,147,733    11,302,378    12,161,635
  Weighted average diluted shares outstanding    11,644,232    12,669,255    11,729,637    12,670,059

CFS Bancorp, Inc. - Page 6 of 6

                                  CFS BANCORP, INC.
                        Selected Consolidated Financial Data
                    (Dollars in thousands, except per share data)
                                     (Unaudited)


                                                            At                At
                                                     June 30, 2003    December 31, 2002
                                                     -------------    -----------------
SELECTED FINANCIAL CONDITION DATA
Common shares outstanding                               12,142,948     12,674,597
Stockholders' equity per outstanding share                  $12.69         $12.68
Stockholders' equity to total assets                          9.93%         10.14%
Capital ratios (Bank only):
   Tangible capital                                           8.56           8.42
   Core capital                                               8.56           8.42
   Risk-based capital                                        13.03          13.97

Non-performing loans                                       $15,409        $15,325
Non-performing assets                                       15,695         16,218
Allowance for losses on loans                                9,486          8,674
Non-performing loans to total loans                           1.57%          1.63%
Non-performing assets to total assets                         1.01           1.02
Allowance for losses on loans to non-performing loans        61.56          56.60
Allowance for losses on loans to total loans                  0.97           0.92

SELECTED OPERATIONS DATA                   Three Months Ended June 30,  Six Months Ended June 30,
                                           ---------------------------  -------------------------
                                                 2003        2002           2003        2002
Average balance data:                            ----        ----           ----        ----
   Total assets                              $1,583,227  $1,572,327     $1,589,419  $1,588,243
   Loans receivable                             959,339     910,383        952,027     900,356
   Interest-earning assets                    1,505,765   1,493,290      1,511,819   1,504,567
   Deposits                                     929,676     878,717        927,416     893,287
   Interest-bearing liabilities               1,379,056   1,340,897      1,376,809   1,355,693
   Stockholders' equity                         155,089     168,466        156,347     169,601

Ratios (annualized):
   Return on average assets                        0.18%       0.50%          0.17%       0.45%
   Return on average equity                        1.80        4.71           1.73        4.18
   Average yield on interest-earning assets        4.70        5.93           4.80        5.86
   Average cost on interest-bearing liabilities    3.25        3.87           3.35        3.98
   Interest rate spread                            1.45        2.06           1.45        1.88
   Net interest margin                             1.72        2.45           1.75        2.28
   Average interest-earning assets to
     average interest-bearing liabilities        109.19      111.37         109.81      110.98
   Non-interest expense to average assets          1.93        2.15           1.92        2.04
   Efficiency ratio                               84.15       72.74          84.07       75.23